UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013

VIRGIN MEDIA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

65 Bleecker Street, 6th Floor, New York, New York 10012
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (212) 981 3923

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Long-Term Incentive Plan

In 2010, the stockholders approved the Virgin Media Inc. 2010 Stock Incentive Plan (the “Stock Incentive Plan”) to provide key senior managers and executives with long-term incentives. On January 25, 2013, the compensation committee (the “Committee”) of the board of directors (the “Board”) of the Company approved the Company's 2013 long-term incentive plan (the “2013 LTIP”), which includes the award of stock options and performance shares or restricted stock units to senior employees of the Company and its subsidiaries. The performance shares and restricted stock units are designed to incentivize senior managers to meet stringent business performance targets over a three-year period in order to drive long-term stockholder value.

Overall Structure

The 2013 LTIP is comprised of (1) awards of options to senior employees that vest based solely on time in five equal annual installments, beginning January 1, 2014, and (2) performance share or restricted stock unit awards to senior employees with cliff vesting after three years, the level of vesting of which is linked to the achievement of performance criteria over the three-year period (January 1, 2013 to December 31, 2015), in each case, subject to continued employment with the Company at the vesting date.

Under the 2013 LTIP, options with a face value of 100% of the recipient's base annual salary (200% in the case of the Chief Executive Officer) were granted to eligible senior employees, including all of the Company's named executive officers.

Also under the 2013 LTIP, performance shares or restricted stock units with a face value of 150% of the recipient's annual base salary (300% in the case of the Chief Executive Officer) were granted to eligible senior employees, including all of the Company's named executive officers.

The options will have a ten-year term. The vesting of the options will accelerate in the event that there is a change in control of the Company and the individual's employment is terminated by the Company without cause or the individual terminates their employment for good reason within 12 months of the change of control event except that, in the event of certain transactions, the options will be treated as provided for in the transaction documents.

If an individual's employment terminates prior to the vesting date, awards of unvested performance shares or restricted stock units will be forfeited. The vesting of performance share awards will not automatically accelerate in the event of a change in control of the Company.

Restricted stock units may be settled in cash rather than common stock at the Committee's discretion.

Award Date

The options, performance shares and restricted stock units were granted on January 25, 2013.  The average of the high and low market price of the Company's common stock on the NASDAQ Global Market on the date of award, which the Company uses for calculating award levels, was $39.39 on that date.

Performance Criteria for the Performance Shares and Restricted Stock Units

The performance criteria for the performance shares and restricted stock units are as follows: (i) 50% measuring total shareholder value (“TSV”) performance in respect of the period from January 1, 2013 through December 31, 2015 relative to two separate pre-determined performance comparator groups; (ii) 33% measuring achievement of a cumulative simple cash flow (“SCF”) target in respect of the period from January 1, 2013 through December 31, 2015, being operating income before depreciation, amortization, goodwill and other intangible asset impairments and restructuring and other charges, less fixed asset additions on an accrual basis (excluding certain additions in respect of Asset Retirement Obligations) and (iii) 17% measuring achievement of growth in revenue in respect of the period from January 1, 2013 through December 31, 2015. Further, if TSV growth is negative, the number of performance shares or restricted stock units vesting based on TSV performance will be reduced by half from the percentage otherwise applicable.

The performance criteria include minimum and maximum performance levels. The award documents establish a minimum level for each performance condition below which no shares will vest and a maximum level of performance at which all of the shares will vest. If performance is below the minimum level, the awards subject to such performance condition will lapse. The performance criteria may be adjusted by the Committee to take account of any material strategic investments or other developments approved by the Board.

2013 Bonus Plan

Each year the Company implements annual incentive bonus programs for its employees intended to reward them only if the Company achieves specific quantitative and qualitative goals, aligned with driving significant operational performance to increase stockholder value. On January 25, 2013, the Committee approved the Company's 2013 annual bonus scheme (the “2013 Bonus Plan”) covering the Company's most senior executives, including all of the Company's named executive officers. The 2013 Bonus Plan offers these executives the opportunity to receive a bonus equal to a percentage of their base salary. The percentages range from 50% - 100% of base salary (depending on employee level) for on-target performance of a number of performance targets, with a potential maximum payment of double the on-target percentage payable. Employees also have the opportunity to earn up to 1.5 times the calculated bonus amount depending on the employee's performance during the year.

In order for any bonuses to be payable, the Company is required to achieve a qualifying financial performance target. If the qualifying target is not achieved, no bonus payments will be made under the 2013 Bonus Plan. If the qualifying target is achieved, bonuses would be payable according to achievement against the Company performance targets, together with a personal performance multiplier based on achievement of individual targets over the course of the year. The performance metrics for the named executive officers measure: (i) OCF meaning operating income before depreciation, amortization, goodwill, other intangible asset impairments and restructuring and other charges and certain investments in mobile product promotions; (ii) customer lifetime value; (iii) growth in revenue; and (iv) blended NPS (net promoter score). Subject to the achievement of the performance conditions, bonuses are expected to be paid on or around March 31, 2014. Ten percent of any bonus payable to the Company's named executive officers will be paid in March 2013 in the form of performance shares which vest on the first anniversary of the bonus payment date. Payments made under the 2013 Bonus Plan will be approved by the Committee.

Change to compensation of named executive officer

On January 25, 2013 the Committee approved an increase in the base salary of Mr. Andrew Barron, the Company's chief operating officer, from £430,000 to £490,000 per annum and an increase in the employer's pension contribution to 20% with no employee contribution. The salary increase is effective as of December 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2013

VIRGIN MEDIA INC.

By:	/s/ Catherine Moroz
Name:	Catherine Moroz
Title:	Assistant Secretary